As filed with the Securities and Exchange Commission on April 9, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ALLY FINANCIAL INC.
(Exact Name of Registrant as specified in its charter)
Delaware		38-0572512
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
200 Renaissance Center P.O. Box 200 Detroit, MI 48265-2000
(Address including zip code of Principal Executive Offices)

Ally Financial Inc. 2014 Incentive Compensation Plan Ally Financial Inc. 2014 Non-Employee Directors Equity Compensation Plan Ally Financial Inc. Employee Stock Purchase Plan
(Full title of the plans)

David J. DeBrunner Vice President, Chief Accounting Officer, and Corporate Controller Ally Financial Inc. 200 Renaissance Center P.O. Box 200 Detroit, MI 48265-2000 (866) 710-4623

(Name, address and telephone number, including area code, of agent for service)

Copy to:
Richard J. Sandler, Esq. Richard A. Drucker, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer (Do not check if a smaller reporting company) ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0.01 per share, reserved for issuance pursuant to the Ally Financial Inc. 2014 Incentive Compensation Plan	33,583,728	$25	$839,593,200	—
Common Stock, par value $0.01 per share, reserved for issuance pursuant to the Ally Financial Inc. 2014 Non-Employee Directors Equity Compensation Plan	479,768	$25	$11,994,200	—
Common Stock, par value $0.01 per share, reserved for issuance pursuant to the Ally Financial Inc. Employee Stock Purchase Plan	4,797,675	$25	$119,941,875	—
Total Common Stock	38,861,171	$25	$971,529,275	$125,132.97
(1)
This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of common stock, par value $0.01 per share (“Common Stock”), of Ally Financial Inc. (the “Registrant”) issuable pursuant to (i) the Ally Financial Inc. 2014 Incentive Compensation Plan (the “2014 Plan”), (ii) the Ally Financial Inc. 2014 Non-Employee Directors Equity Compensation Plan (the “2014 Director Plan”) and (iii) the Ally Financial Inc. Employee Stock Purchase Plan (the “ESPP” and together with the 2014 Plan and the 2014 Director Plan, the “Plans”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under any of the Plans by reason of any stock dividend, stock split or other similar transaction.

(2)
Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $25 per share, which is the initial public offering price per share of the Registrant’s common stock set forth on the cover page of the Registrant’s prospectus dated April 9, 2014 relating to its initial public offering.

(3)	Rounded up to the nearest penny.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act.  In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)      The Registrant’s Annual Report on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (Exchange Act File No. 001-03754) for the fiscal year ended on December 31, 2013.

(b)      The Registrant’s Current Reports on Form 8-K (Exchange Act File No. 001-03754) dated January 8, 2014, January 13, 2014 (only with respect to items 1.01, 5.03, 5.07, 8.01 and 9.01), January 27, 2014, March 13, 2014, March 14, 2014 and March 21, 2014.

(c)   All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act (Exchange Act File No. 001-03754) subsequent to the end of the fiscal year covered by the form referred to in (a) above.

(d)      The description of the Registrant’s capital stock which is contained in the Registrant’s Registration Statement on Form 8-A (Exchange Act File No. 001-03754), dated April 8, 2014, including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Certain legal matters with respect to the offering of the shares of Common Stock registered hereby have been passed on by Davis Polk & Wardwell LLP.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant.  The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article Eight of the Registrant’s Certificate of Incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number
4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, dated as of March 14, 2014 (Exchange Act File No. 001-03754))

4.2	Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, dated as of March 14, 2014 (Exchange Act File No. 001-03754))
5	Opinion of Davis Polk & Wardwell LLP (filed herewith)
23.1	Consent of Deloitte & Touche LLP (filed herewith)
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5)
24	Power of Attorney (included in the signature pages hereof)
99.1
Ally Financial Inc. 2014 Incentive Compensation Plan (incorporated herein by reference to Exhibit 3.6 to the Registrant’s Current Report on Form 8-K, dated as of March 14, 2014 (Exchange Act File No. 001-03754)).

99.2
Ally Financial Inc. 2014 Non-Employee Directors Equity Compensation Plan (incorporated herein by reference to Exhibit 3.8 to the Registrant’s Current Report on Form 8-K, dated as of March 14, 2014 (Exchange Act File No. 001-03754)).

99.3
Ally Financial Inc. Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 3.7 to the Registrant’s Current Report on Form 8-K, dated as of March 14, 2014 (Exchange Act File No. 001-03754)).

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)     To include any material information with respect to the Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on this 8th day of April, 2014.

Ally Financial Inc.

By:	/s/ Michael A. Carpenter
Name:	Michael A. Carpenter
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. DeBrunner, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Carpenter	Chief Executive Officer and Director	April 8, 2014
Michael A. Carpenter	(Principal Executive Officer)

/s/ Christopher A. Halmy	Chief Financial Officer	April 8, 2014
Christopher A. Halmy	(Principal Financial Officer)

/s/ David J. DeBrunner	Vice President, Chief Accounting Officer and Corporate	April 8, 2014
David J. DeBrunner	Controller (Principal Accounting Officer)

/s/ Robert T. Blakely	Director	April 8, 2014
Robert T. Blakely

/s/ Mayree C. Clark	Director	April 8, 2014
Mayree C. Clark

/s/ Stephen A. Feinberg	Director	April 8, 2014
Stephen A. Feinberg

/s/ Kim S. Fennebresque	Director	April 8, 2014
Kim S. Fennebresque

/s/ Gerald Greenwald	Director	April 8, 2014
Gerald Greenwald

/s/ Franklin W. Hobbs	Director	April 8, 2014
Franklin W. Hobbs

/s/ Brian P. MacDonald	Director	April 8, 2014
Brian P. MacDonald

/s/ Marjorie Magner	Director	April 8, 2014
Marjorie Magner

/s/ Henry S. Miller	Director	April 8, 2014
Henry S. Miller

/s/ Mathew Pendo	Director	April 8, 2014
Mathew Pendo

EXHIBIT INDEX

Exhibit Number
4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, dated as of March 14, 2014 (Exchange Act File No. 001-03754))

4.2	Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, dated as of March 14, 2014 (Exchange Act File No. 001-03754))
5	Opinion of Davis Polk & Wardwell LLP (filed herewith)
23.1	Consent of Deloitte & Touche LLP (filed herewith)
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5)
24	Power of Attorney (included in the signature pages hereof)
99.1
Ally Financial Inc. 2014 Incentive Compensation Plan (incorporated herein by reference to Exhibit 3.6 to the Registrant’s Current Report on Form 8-K, dated as of March 14, 2014 (Exchange Act File No. 001-03754)).

99.2
Ally Financial Inc. 2014 Non-Employee Directors Equity Compensation Plan (incorporated herein by reference to Exhibit 3.8 to the Registrant’s Current Report on Form 8-K, dated as of March 14, 2014 (Exchange Act File No. 001-03754)).

99.3
Ally Financial Inc. Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 3.7 to the Registrant’s Current Report on Form 8-K, dated as of March 14, 2014 (Exchange Act File No. 001-03754)).